                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                         COLLECTION PERIOD: AUGUST 2000


DISTRIBUTION DATE:
                     09/20/00

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
STATEMENT TO NOTEHOLDERS AND  CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT                                                            Per $1,000 of Original
                                                                                                              Class A/Class B
                                                                                                                   Amounts
                                                                                                          -------------------------
    (i)       Principal Distribution
              ----------------------
                   Class A-1                                                                     $0.00            $0.000000
                   Class A-2                                                                     $0.00            $0.000000
                   Class A-3                                                            $35,993,043.62           $81.802372
                   Class A-4                                                                     $0.00            $0.000000
                   Class B Amount                                                                $0.00            $0.000000

   (ii)       Interest Distribution
              ---------------------
                   Class A-1                                                                     $0.00            $0.000000
                   Class A-2                                                                     $0.00            $0.000000
                   Class A-3                                                             $1,599,358.08            $3.634905
                   Class A-4                                                             $1,051,830.00            $4.350000
                   Class B Amount                                                          $382,415.48            $4.683333

  (iii)       Monthly Servicing Fee                                                        $579,498.57
              ---------------------
                   Monthly Supplemental Servicing Fee                                            $0.00
   (iv)       Class A-1 Principal Balance (end of Collection Period)                             $0.00
              Class A-1 Pool Factor (end of Collection Period)                               0.000000%
              Class A-2 Principal Balance (end of Collection Period)                             $0.00
              Class A-2 Pool Factor (end of Collection Period)                               0.000000%
              Class A-3 Principal Balance (end of Collection Period)                   $335,950,694.90
              Class A-3 Pool Factor (end of Collection Period)                             76.3524307%
              Class A-4 Principal Balance (end of Collection Period)                   $241,800,000.00
              Class A-4 Pool Factor (end of Collection Period)                             100.000000%
              Class B Principal Balance (end of Collection Period)                      $81,654,551.40
              Class B Pool Factor (end of Collection Period)                               100.000000%

    (v)       Pool Balance (end of Collection Period)                                  $659,405,246.30

   (vi)       Interest Carryover Shortfall
              ----------------------------
                   Class A-1                                                                     $0.00            $0.000000
                   Class A-2                                                                     $0.00            $0.000000
                   Class A-3                                                                     $0.00            $0.000000
                   Class A-4                                                                     $0.00            $0.000000
                   Class B                                                                       $0.00            $0.000000
              Principal Carryover Shortfall
              -----------------------------
                   Class A-1                                                                     $0.00            $0.000000
                   Class A-2                                                                     $0.00            $0.000000
                   Class A-3                                                                     $0.00            $0.000000
                   Class A-4                                                                     $0.00            $0.000000
                   Class B                                                                       $0.00            $0.000000

  (vii)       Balance of the Reserve Fund Property (end of Collection Period)
                   Class A Amount                                                       $52,221,346.72
                   Class B Amount                                                                $0.00

 (viii)       Aggregate Purchase Amount of Receivables repurchased by the Seller        $31,351,242.86
                                      or the Servicer


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